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                                                                    EXHIBIT 23.4


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-14145, 333-39309 and 333-88475) of Toreador Royalty Corporation of our estimates of reserves, included in this Annual Report on Form 10-K, and to all references to our firm included in this Annual Report.


/s/ Harlan Consulting
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Harlan Consulting

Dallas, Texas
March 17, 2000